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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          FOODARAMA SUPERMARKETS, INC.
             (Exact name of registrant as specified in its charter)

           New Jersey                         21-0717108
  (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)         Identification No.)

                               Building 6, Suite 1
                                 922 Highway 33
                           Freehold, New Jersey 07728
   (Address, including zip code, of registrant's principal executive offices)



             FOODARAMA SUPERMARKETS, INC. 2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)



                                 MICHAEL SHAPIRO
                     Senior Vice President and Chief Financial Officer
                          Foodarama Supermarkets, Inc.
                               Building 6, Suite 1
                                 922 Highway 33
                            Howell, New Jersey 07731
                                 (732) 462-4700
 (Name, address and telephone number, including area code of agent for service)


                                   Copies to:
                              JOHN A. AIELLO, ESQ.
                           Giordano, Halleran & Ciesla
                           A Professional Corporation
                                 P.O. Box 190
                               125 Half Mile Road
                          Middletown, New Jersey 07748

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                         Proposed       Proposed
                                         maximum         maximum
                        Amount to be     offering       aggregate     Amount of
Title of securities to   registered     price per    offering price registration
     be registered           (2)        share (3)          (3)      fee (4) (5)
--------------------------------------------------------------------------------
Common Stock,
$1.00 par value, of
Foodarama
Supermarkets, Inc. (1)     65,000         $28.10         $28.10         $148
--------------------------------------------------------------------------------
Options to purchase
Common Stock, $1.00
par value, of
Foodarama
Supermarkets, Inc. (1)     65,000          ---             ---           ---
--------------------------------------------------------------------------------
TOTAL REGISTRATION FEE                                                  $148
--------------------------------------------------------------------------------
(1) Under the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan, as amended (the "2001 Plan").
(2) In accordance with Rule 416(c) under the Securities Act of 1933, this registration statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the 2001 Plan to adjust for the occurrence of certain corporate transactions or events including, without limitation, a stock split or stock dividend.
(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on September 2, 2003.

(4) Based on 65,000 additional shares subject to the 2001 Plan, as provided in the General Instructions "E. Registration of Additional Securities."

(5) In accordance with Rule 457(p), a previously paid filing fee of $227 is being offset against the filing fee currently due. The previously paid filing fee was submitted in connection with Post-Effective Amendment No. 1 to Registration Statement on Form S-8, file number 333-96551, filed for the purpose of amending Registration Statement on Form S-8, file number 333-65328. Foodarama Supermarkets, Inc. was the registrant under the previously filed registration statement, which was initially filed on July 18, 2001, and amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on July 16, 2002. An application for withdrawal of Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is filed simultaneously herewith.


                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 has been filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional securities of the same class as the securities registered pursuant to the Registration Statement on Form S-8 filed by Foodarama Supermarkets, Inc. ("the Company" or the "Registrant") on July 18, 2001, file number 333-65328 (the "Registration Statement"). The contents of the Registration Statement are incorporated herein by reference. This Registration Statement covers offers and sales by certain shareholders of shares of Common Stock, par value $1.00 per share (the "Common Stock") of the Company, issued by the Company to certain employees of the Company under the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan, as amended (the "2001 Plan").

                                     PART I


Not required as provided by the General Instructions "E. Registration of Additional Securities."


                                     PART II


Items 1 through 7.      Not required as provided by the General Instructions "E.
Registration of Additional Securities."

Item 8.  Exhibits.

        Exhibit Number                            Description
        --------------                            -----------
             5                  Opinion and Consent of Giordano, Halleran &
                                Ciesla, P.C.
            10                  Foodarama Supermarkets, Inc. 2001 Stock
                                Incentive Plan, as amended
            23.01               Consent of  Amper, Politziner & Mattia, P.C.
            23.02               Consent of Giordano, Halleran & Ciesla, P.C.
                               (filed with Exhibit 5).
            24                  Power of Attorney (filed with signature pages).


Item 9. Not required as provided by the General Instructions "E. Registration of Additional Securities."



                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Howell, State of New Jersey, on the 4th day of September, 2003.

                                   FOODARAMA SUPERMARKETS, INC.
                                   (Registrant)



                                   By:     /s/ Joseph J. Saker
                                       ---------------------------------------
                                      Joseph J. Saker
                                      Chairman of the Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph J. Saker and Richard J. Saker and each of them, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature            Title                          Date
          ---------            -----                          ----
     /s/  Joseph J. Saker      Joseph J. Saker         September 4, 2003
     ------------------------- Chairman of the Board

     /s/  Richard J. Saker     Richard J. Saker        September 4, 2003
     ------------------------- President and
                               Secretary

     /s/  Charles T. Parton    Charles T. Parton       September 4, 2003
     ------------------------- Director

     /s/  Albert A. Zager      Albert A. Zager         September 4, 2003
     ------------------------- Director

     /s/  Robert H. Hutchins   Robert H. Hutchins      September 4, 2003
     ------------------------- Director

     /s/  Michael Shapiro      Michael Shapiro         September 4, 2003
     ------------------------- Senior Vice
                               President, Chief
                               Financial Officer and
                               Treasurer

     /s/  Thomas H. Flynn      Thomas H. Flynn         September 4, 2003
     ------------------------- Chief Accounting
                               Officer

                                          EXHIBIT INDEX

    Exhibit Number                   Description

                        Opinion and Consent of Giordano,
          5             Halleran & Ciesla, P.C.

                        Foodarama Supermarkets, Inc. 2001
         10             Stock Incentive Plan, as amended

                        Consent of Amper, Politziner &
         23.01          Mattia, P.C.

                        Consent of Giordano, Halleran &
         23.02          Ciesla, P.C. (filed with Exhibit 5)

                          Power of Attorney (filed with
         24             signature pages)

                                                              EXHIBIT 5
GIORDANO, HALLERAN & CIESLA
  A PROFESSIONAL CORPORATION
    ATTORNEYS AT LAW           JOHN C. GIORDANO, JR.  MICHAEL A. BRUNO
                               JOHN R. HALLERAN       KURT E. ANDERSON
    PLEASE RESPOND TO:         FRANK R. CIESLA        PAUL T. COLELLA     OF
 U.S. POSTAL SERVICE ADDRESS:  BERNARD J. BERRY, JR.  GERALD P. LALLY   COUNSEL:
   POST OFFICE BOX 190         THOMAS A. PLISKIN      SEAN E. REGAN    S. THOMAS
 MIDDLETOWN, NEW JERSEY 07748  JOHN A. AIELLO         JAY S. BECKER     GAGLIANO
                               MICHAEL J. GROSS       TIMOTHY D.LYONS
          OR:                  JOHN A. GIUNCO         J. SCOTT ANDERSON
HAND DELIVERY AND OVERNIGHT    EDWARD S. RADZELY      PETER B. BENNETT
     SERVICE ADDRESS:          SHARLENE A. HUNT       LAURENCE I.ROTHSTEIN
   125 HALF MILE ROAD          PHILIP D FORLENZA      ROBERT J.FEINBERG  JOHN C.
 RED BANK, NEW JERSEY 07701    MICHAEL J. CANNING |_| PATRICK S.CONVERY GIORDANO
                               PAUL H. SCHNEIDER      MICHAEL A. PANE,     JR.
      (732) 741-3900           ELIZABETH CHRISTIAN    DERRICK A. SCENNA
   FAX: (732) 224-6599         ANDREW B. ROBINS                      (1921-1989)

      www.ghclaw.com               -----                    -----

                                                                  |_| CERTIFIED
                                                                  BY THE SUPREME
                                                     .            COURT OF
                                                                  NEW JERSEY
                                                                  AS A CIVIL
                                                                  TRIAL ATTORNEY

                               LAURA N. ANDERSON     LISA MICELI WATERS
                               PAMELA J.KNAUER       JAYNE M. WESLER
                               STEVEN M.DALTON       GREGORY BANACKI, JR.
                               TARA L. BENSON        MICHAEL N.DASARO
                               CATHERINE J. RICE     ROBERT E. BRENNAN, JR.
                               MONICA J. CERES       BRIAN H. HARVEY
                               CRAIG D. GOTTILLA


DIRECT DIAL NUMBER         DIRECT E-MAIL                       CLIENT/MATTER NO.
(732) 741-3900             info@ghclaw.com                       09808-0072


                                September 4, 2003

Foodarama Supermarkets, Inc.
922 Highway 33
Building 6, Suite 1
Freehold, New Jersey  07728

      Re:   Registration Statement on Form S-8 relating to the
            Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan.

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, filed on this date by Foodarama Supermarkets, Inc. (the "Company") with the Securities and Exchange Commission, to which this opinion letter is attached as an exhibit, for the registration of 65,000 additional shares of Foodarama Supermarkets, Inc. Common Stock, $1.00 par value per share ("Common Stock"), which have been reserved for issuance under the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan, as amended (the "2001 Stock Plan").

      We have examined the original or a photostatic or certified copy of such documents, records, and other information as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed, the authenticity of each document submitted to us as an original, the conformity to the original document of each document submitted to us as a certified copy or photostatic copy, and the authenticity of the original of each such latter document. In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock registered by this Registration Statement, when issued under the 2001 Stock Plan, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to its issuance.

      On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of such shares in accordance with the provisions of the 2001 Stock Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                    /s/ GIORDANO, HALLERAN & CIESLA
                                    A Professional Corporation





PJK/me

                                                                      EXHIBIT 10
                               Second Amendment to
                          Foodarama Supermarkets, Inc.
                        2001 STOCK INCENTIVE PLAN

      This Second Amendment ("Amendment") to the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan (as amended, the "Plan"), is made as of the 29th day of August, 2003, pursuant to Section 8(a) of the Plan. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms by the Plan.

      WHEREAS, Section 8(a) of the Plan provides that the Board may amend the Plan, provided that no amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law, Agreement or the rules of any stock exchange or market on which the Stock is listed; and

       WHEREAS, on April 30, 2003, the Board of Directors approved the terms of a settlement of certain litigation involving the Company, its directors and executive officers, which terms provided, among other things, that the Plan be amended so that the maximum number of shares that can be awarded to any individual thereunder shall be 50,000, and that the exercise price of any options or other stock-based compensation granted thereunder shall be equal to the closing market price of the Company's Stock on the date of grant; and

      WHEREAS, no further approval of the Company's shareholders for the proposed amendments is required by law, Agreement or the rules of any stock exchange or market on which the Stock is listed;

      NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subparagraph (c) of the third paragraph of Section 2, "ADMINISTRATION; ELIGIBILITY," is hereby deleted in its entirety, and replaced with the following:

      (c) to determine the number of shares of Stock to be covered by each Award granted hereunder, not inconsistent with the terms of this Plan;

2. Subparagraph (e) of the third paragraph of Section 2, "ADMINISTRATION; ELIGIBILITY," is hereby deleted in its entirety, and replaced with the following:

      (e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or forfeiture waiver and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine); provided, however, that (i) for Awards subject to payment of an exercise price, the exercise price for any Award granted shall not be less than the Fair Market Value on the grant date, and (ii) for Awards granted in consideration of cash, cash equivalents, or past or future services, the value of the consideration, as determined by the Board, shall not be less than the Fair Market Value on the grant date;

3. Subparagraph (h) of the third paragraph of Section 2, "ADMINISTRATION; ELIGIBILITY," is hereby deleted in its entirety, and replaced with the following:

      (h) to determine the Fair Market Value, not inconsistent with the terms of this Plan;

4. The third paragraph of Section 3, "STOCK SUBJECT TO PLAN," is hereby deleted in its entirety, and replaced with the following:

      Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock that may be covered by Stock Options, Stock Appreciation Rights, Stock Awards, Phantom Stock and Performance Awards in the aggregate, granted to any one Participant for the life of the Plan shall be fifty thousand (50,000) shares.

5. Subsection (a) of the fifth paragraph of Section 4, "STOCK OPTIONS," is hereby deleted in its entirety, and replaced with the following:

      (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator, not inconsistent with the terms of this Plan. The Stock Option exercise price per share shall not be less than the Fair Market Value per share on the date the Stock Option is granted, or if the Stock Option is intended to qualify as an Incentive Stock Option granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

6. The third paragraph of Section 6, "STOCK AWARDS OTHER THAN OPTIONS," is hereby deleted in its entirety, and replaced with the following:

      A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation, any one or combination of the following:

            (i)   cash or cash equivalents;

            (ii) past services rendered to the Company or any Subsidiary or Affiliate; or

            (iii) future services to be rendered to the Company or any
                  Subsidiary or Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise);

      provided further, that the value of such consideration, as determined by the Administrator, shall not be less than the Fair Market Value of the Award on the grant date.

7. Subsection (d) of Section 8, "MISCELLANEOUS," is hereby deleted in its entirety, and replaced with the following:

      (d) Declining Market Price. In the event the Fair Market Value of the Stock declines below the exercise price set forth in any Option, the Committee may at any time, subject to the approval of the Board and not inconsistent with the terms of this Plan, adjust, reduce, cancel and re-grant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Stock,.

8. Subparagraph (o) of Section 10, "DEFINITIONS," is hereby deleted in its entirety, and replaced with the following:

      (o) "Fair Market Value" means, as of any given date, the closing sales price per share of the Stock on the American Stock Exchange (or the principal stock exchange or market on which the Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported; provided, however, that if the Stock is not traded on a stock exchange or market, then the Fair Market Value shall mean, as of any given date, the price per share of the Stock determined by the Administrator pursuant to procedures established by the Administrator.

9. Except as amended hereby, all of the terms of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, this Second Amendment to Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan is executed as of the date first written above.



                                    FOODARAMA SUPERMARKETS, INC.



                                      /s/ Joseph J. Saker
                                    -----------------------------------
                                    By Joseph J. Saker, Chairman of the
                                    Board of Directors

                               First Amendment to
                          Foodarama Supermarkets, Inc.
                        2001 STOCK INCENTIVE PLAN

      This First Amendment ("Amendment") to the Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan (as amended, the "Plan"), is made as of the 8th day of May, 2002, pursuant to Section 8(a) of the Plan. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms by the Plan.

      WHEREAS, Section 8(a) of the Plan provides that the Board may amend the Plan, provided that no amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law, Agreement or the rules of any stock exchange or market on which the Stock is listed; and

       WHEREAS, on January 29, 2002, the Board of Directors voted that the Plan be amended to increase the number of shares of Common Stock reserved for issuance thereunder from 150,000 shares to 215,000 shares, an increase of 65,000 shares, subject to the approval of such amendment by the Company's shareholders; and

      WHEREAS, on May 8, 2002, the amendment proposed by the Board of Directors was approved by a majority of the shares voting in person or by proxy at the Company's Annual Meeting of Shareholders;

      NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first paragraph of Section 3, "STOCK SUBJECT TO PLAN," is hereby deleted in its entirety, and replaced with the following:

      Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under this Plan shall not exceed two hundred fifteen thousand (215,000) shares of Stock. Stock issuable pursuant to the Plan may be authorized and unissued shares of Stock or shares of Stock held in treasury by the Company.

2. The third paragraph of Section 3, "STOCK SUBJECT TO PLAN," is hereby deleted in its entirety, and replaced with the following:

      Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock that may be covered by Stock Options, Stock Appreciation Rights, Stock Awards, Phantom Stock and Performance Awards in the aggregate, granted to any one Participant for the life of the Plan shall be equal to one-third (1/3) of the shares reserved for delivery under the Plan (71,667 shares as of the date of the adoption of the First Amendment to the plan), or as otherwise determined by the Board.

3. Except as amended hereby, all of the terms of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, this First Amendment to Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan is executed as of the date first written above.



                                    FOODARAMA SUPERMARKETS, INC.



                                       /s/ Joseph J. Saker
                                    ----------------------
                                    By Joseph J. Saker, Chairman of the
                                    Board of Directors

                          FOODARAMA SUPERMARKETS, Inc.

                            2001 STOCK INCENTIVE PLAN

                          Foodarama Supermarkets, Inc.
                        2001 STOCK INCENTIVE PLAN

1. ESTABLISHMENT AND PURPOSE.

Foodarama Supermarkets, Inc. 2001 Stock Incentive Plan (the "Plan") is established by Foodarama Supermarkets, Inc. and its present and future Subsidiary corporations (collectively the "Company" unless otherwise expressly provided herein) to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; promote continuity of management; and further align Participants' interests with those of the Company's other shareholders. This Plan was adopted as of February 14, 2001 by the Board of Directors of the Company, and was approved as of April 4, 2001 by the Company's shareholders. Unless this Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date 10 years after the Effective Date.

Certain terms used herein are defined as set forth in Section 10.

2. ADMINISTRATION; ELIGIBILITY.

This Plan shall be administered by a Committee; provided, however, that, if at any time no Committee shall be in office, this Plan shall be administered by the Board. As used herein, the term "Administrator" means the Board or any Committee administering this Plan.

The Administrator shall have plenary authority to grant Awards pursuant to the terms of this Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, Awards outstanding under this Plan or awards outstanding under any other plan or arrangement of the Company or any Subsidiary or Affiliate (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or any Subsidiary or Affiliate). The provisions of Awards need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of this Plan:

     (a) to select the Eligible Individuals to whom Awards may from time to time be granted;

     (b) to determine whether and to what extent Awards, including but not limited to Stock Options, Stock Appreciation Rights, Restricted or Non-Restricted Stock Awards ("Stock Awards"), Phantom Stock and Performance Awards or any combination thereof, are to be granted hereunder;

     (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

     (d)    to approve forms of Agreement for use under this Plan ;

     (e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or forfeiture waiver and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);

     (f) subject to Section 8(a) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of this Plan and (ii) extension of the post-termination exercisability period of Stock Options;

     (g) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred;

     (h)    to determine the Fair Market Value; and

     (i) to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 6.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement relating thereto) and to otherwise supervise the administration of this Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or any appropriately delegated officer pursuant to the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Administrator or such officer at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and Participants.

No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual's own willful misconduct or as expressly provided by law.

3. STOCK SUBJECT TO PLAN.
-------------------------

Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under this Plan shall not exceed one hundred fifty thousand (150,000) shares of Stock. Stock issuable pursuant to the Plan may be authorized and unissued shares of Stock or shares of Stock held in treasury by the Company.

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under this Plan.

Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock that may be covered by Stock Options, Stock Appreciation Rights, Stock Awards, Phantom Stock and Performance Awards in the aggregate, granted to any one Participant for the life of the Plan shall be equal to one-third (1/3) of the shares reserved for delivery under the Plan (50,000 shares as of the date of the adoption of the plan), or as otherwise determined by the Board.

In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the
(a) number and kind of shares that may be delivered under this Plan, (b) additional maximums imposed in the immediately preceding paragraph, (c) number and kind of shares subject to outstanding Awards, (d) exercise price of outstanding Stock Options and Stock Appreciation Rights and (d) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number.

4. STOCK OPTIONS.

Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under this Plan shall be in such form as the Administrator may from time to time approve.

The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company or any Subsidiary of the Company. To the extent that any Stock Option is not designated as an Incentive

Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date this Plan is adopted, or the date this Plan is approved by the Company's shareholders, whichever is earlier.

Stock Options shall be evidenced by option Agreements, each in a form approved by the Administrator. An option Agreement shall indicate on its face whether it is intended to be an Agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines.

Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

(a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator. If the Stock Option is intended to qualify as an Incentive Stock Option, the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or if granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 4, Stock Options may be exercised, in whole at any time or in part from time to time during the option term by giving written notice of intent to exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

            The option price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option Agreement, by one or more of the following: (i) in the form of unrestricted Stock already owned by the Optionee (or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock (as defined in Section 6 hereof) subject to a Stock Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

            If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Administrator.

            No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. Upon exercise of a Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a shareholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company's official shareholder records, except as otherwise provided herein or in the applicable option Agreement.

(e) Transferability of Stock Options. Except as otherwise provided in the applicable Agreement, a Non-Qualified Stock Option shall not be transferable except by will or the laws of descent and distribution. An Incentive Stock Option also shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee or assignee, if permitted, it being understood that the terms "Holder" and "Optionee" include the guardian and legal representative of the Optionee named in the applicable Agreement and any person to whom the Stock Option is transferred by will or the laws of descent and distribution or as otherwise permitted. Notwithstanding the foregoing, references herein to the termination of an Optionee's employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

(f) Termination by Death. Unless otherwise provided in the applicable option Agreement, if an Optionee's employment or provision of services terminates by reason of death, any Stock Option held by such Optionee shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of one (1) year after the date of such Participant's death and (ii) the expiration of the stated term of such Option. In the event of termination of employment or provision of services due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
            Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(g) Termination by Reason of Disability. Unless otherwise provided in the applicable option Agreement, if an Optionee's employment or provision of services terminates by reason of Disability, any Stock Option held by such Optionee shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of ninety (90) days after the date of such Disability and (ii) the expiration of the stated term of such Option; provided, however, that if the Optionee dies within such period, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 90 days from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. Unless otherwise provided in the applicable option Agreement, if an Optionee's employment or provision of services terminates by reason of Retirement, any Stock Option held by such Optionee shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of ninety days after the date of such Retirement and (ii) the expiration of the stated term of such Option; provided, however, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 90 days from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise provided in the applicable option Agreement, if an Optionee's employment or provision of services terminates for any reason other than death, Disability or

            Retirement, any Stock Option held by such Optionee shall thereupon terminate; provided, however, that, if such termination of employment or provision of services is involuntary on the part of the Optionee and without Cause, such Stock Option, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, may be exercised for the lesser of 30 days from the date of such termination of employment or provision of services or the remainder of such Stock Option's term, and provided, further, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 90 days from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(j) Participant Loans. The Administrator may in its discretion authorize the Company to:

            (i) lend to an Optionee an amount equal to such portion of the exercise price of a Stock Option as the Administrator may determine; or

            (ii) guarantee a loan obtained by an Optionee from a third-party for the purpose of tendering such exercise price.

            The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the Optionee and any security interest thereunder, shall be determined by the Administrator, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of (A) the aggregate Fair Market Value on the date of exercise, less the par value, of the shares of Stock to be purchased upon the exercise of the Stock Option, and (B) the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

5. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by an Optionee in accordance with this Section 5 by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Administrator. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in this Section 5. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

             (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 4 and this Section 5.

             (ii) Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the exercise price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

             (iii)A Stock Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons permitted with respect to the underlying Stock Option in accordance with
                  Section 4(e).

6.STOCK AWARDS OTHER THAN OPTIONS.

Stock Awards may be directly issued under this Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may vest immediately upon issuance, in one or more installments over the Participant's period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals or service requirements established by the Administrator.

Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:

            (i)   cash or cash equivalents;

            (ii) past services rendered to the Company or any Subsidiary or Affiliate; or

            (iii) future services to be rendered to the Company or any
                  Subsidiary or Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).

A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of "Restricted Stock" or "Restricted Stock Units."

Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Stock, in cash, or in a combination of Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Agreement, the Participant shall not have the rights of a shareholder with respect to any shares of Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the Participant.

Performance Awards. The Administrator may, in its discretion, grant performance Awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance Awards may be paid by the delivery of Common Stock or cash or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or any Subsidiary or Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or any Subsidiary or Affiliate as a whole, over such performance period as the Administrator may designate.

7. TRIGGERING EVENTS.

      (a) Impact of Triggering Event. Notwithstanding any other provision of this Plan to the contrary, in the event of a Triggering Event (as defined in Section 7(b) below):

            (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Triggering Event is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant;

            (ii) The restrictions applicable to any outstanding Stock Award shall lapse, and the Stock relating to such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

            (iii) All outstanding repurchase rights of the Company with respect to any outstanding Awards shall terminate; and,

            (iv) Outstanding Awards shall be subject to any Agreement of merger or reorganization entered into in connection with such Triggering Event, which Agreement shall provide for:

                  (A) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

                  (B) The assumption of the outstanding awards by the surviving corporation or its parent or subsidiary;

                  (C) The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

                  (D) Settlement in cash of each share of Stock subject to an outstanding Award for the Triggering Event Price (less, to the extent applicable, the per share exercise price).

            (v) In the absence of any Agreement of merger or reorganization entered into in connection with such Triggering Event, each share of Stock subject to an outstanding Award shall be settled in cash for the Triggering Event Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Triggering Event Price, the outstanding Award shall terminate and be canceled.

     (b) Definition of Triggering Event. For purposes of this Plan, a " Triggering Event" shall mean the happening of any of the following with respect to the Company, which, for purposes of this Section 7(b), shall mean Foodarama Supermarkets, Inc. and all its successors:

            (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (ii) of this Section 7(b); or

            (ii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of he corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 25% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the shareholders of the Company of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (iii) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (ii) of this Section 7(b), assuming for this purpose that such transaction were a Corporate Transaction.

     (c) Triggering Event Price. For purposes of this Plan, "Triggering Event Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the American Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on Nasdaq, as applicable, during the 60-day period prior to and including the date of a Triggering Event , and (ii) if the Triggering Event is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

8. MISCELLANEOUS.

      (a) Amendment. The Board may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (i) made to avoid an expense charge to the Company or any Subsidiary or Affiliate , or (ii) made to permit the Company or any Subsidiary or Affiliate a deduction under the Code. No such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law, Agreement or the rules of any stock exchange or market on which the Stock is listed.

            The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder's consent.

            Notwithstanding anything in this Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Administrator may modify or adjust the right so that pooling of interests accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interests accounting.

        (b) Unfunded Status of Plan. It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

        (c) General Provisions.

            (i) The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

                  All certificates for shares of Stock or other securities delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (ii) Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

            (iii) The adoption of this Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

            (iv) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under this Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company, or any of its Subsidiaries or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

            (v) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

            (vi) Any amounts owed to the Company or any Subsidiary or Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and any Subsidiary or Affiliate.

            (vii) The grant of an Award shall in no way affect the right of the
                  Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            (viii)If any payment or right accruing to a Participant under this
                  Plan (without the application of this Section (8)(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or any Subsidiary or Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under
                  Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an Agreement with the Company or any Subsidiary or Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute "parachute payments." The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 8(c)
                  (viii) shall apply with respect to any person only if, after reduction for any applicable federal excise tax imposed by
                  Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

            (ix) The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

            (x) If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

            (xi) This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives, successors and permitted assignees.

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
            (xii) This Plan and each Agreement granting an Award constitute the entire Agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such Agreement, the terms and conditions of this Plan shall control.

            (xiii)In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award.

            (xiv) This Plan, and all Awards, Agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the State of New Jersey (other than its law respecting choice of law).

     (d) Declining Market Price. In the event the fair market value of the Stock declines below the exercise price set forth in any Option, the Committee may, subject to the approval of the Board, at any time, adjust, reduce, cancel and re-grant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Stock.

9. DEFERRAL OF AWARDS.

The Administrator (in its sole discretion) may permit a Participant to:

     (a) have cash that otherwise would be paid to such Participant as a result of the exercise of a Stock Appreciation Right or the settlement of a Stock Award credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company's books;

     (b) have Stock that otherwise would be delivered to such Participant as a result of the exercise of a Stock Option or a Stock Appreciation Right converted into an equal number of Stock units; or

     (c) have Stock that otherwise would be delivered to such Participant as a result of the exercise of a Stock Option or Stock Appreciation Right or the settlement of a Stock Award converted into amounts credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of the Stock as of the date on which they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 9 may be credited with interest or other forms of investment return, as determined by the Administrator. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable Agreement between such Participant and the Company. If the deferral or conversion of awards is permitted or required, the Administrator (in its sole discretion) may establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 9.

10. DEFINITIONS.

For purposes of this Plan, the following terms are defined as set forth below:

     (a) "Affiliate" means a corporation or other entity controlled by the Company and designated by the Administrator as such.

     (b) "Agreement" means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

     (c) "Award" means Stock Option, Stock Appreciation Right, Restricted or Non-Restricted Stock Award, Phantom Stock or Performance Award.

     (d)    "Board" means the Board of Directors of the Company.

     (e) "Cause" means (i) the conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant's duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. Notwithstanding the foregoing, if the Participant and the Company have entered into an employment or services agreement which defines the term "Cause" (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (g) "Commission" means the Securities and Exchange Commission or any successor agency.

     (h) "Committee" means a committee of Directors appointed by the Board to administer this Plan. With respect to Awards granted at any time the Company is publicly held, insofar as the Committee is responsible for granting Awards to Participants hereunder, it shall consist solely of two or more Directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act and each of whom is also an "outside director" under Section 162(m) of the Code.

            The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

     (i) "Company" means Foodarama Supermarkets, Inc., a New Jersey corporation and its present and future subsidiary corporations, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     (j)    "Director" means a member of the Company's Board of Directors.

     (k) "Disability" as defined in Section 22(e)(3) of the Code, means an individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require.

     (l)    "Effective Date" means February 14, 2001.

     (m) "Eligible Individual" means any officer, employee or Director (employee or non-employee) of the Company or a Subsidiary or Affiliate, or any consultant or advisor providing services to the Company or a Subsidiary or Affiliate.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (o) "Fair Market Value" means, as of any given date, the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value per share shall be the closing sales price per share of the Stock on the American Stock Exchange (or the principal stock exchange or market on which the Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.

     (p) "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant's household (other than a tenant or employee); any trust in which the Participant and any of these persons have substantially all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of substantially all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant's death for purposes of administration of the Participant's estate or upon the Participant's incompetency for purposes of the protection and management of the assets of the Participant.

     (q) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
            Section 422 of the Code.

     (r) "Nasdaq" means The Nasdaq Stock Market, including the Nasdaq National Market and the Nasdaq SmallCap Market.

     (s) "Non-Employee Director" means a Director who is not an officer or employee of the Company.

     (t) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (u)    "Optionee" means a person who holds a Stock Option.

     (v)    "Participant" means an Eligible Individual granted an Award.

     (w)    "Plan" means the Foodarama Supermarkets, Inc. 2001 Stock Incentive
            Plan.

     (x) "Representative" means (i) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant's death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (iv) any person to whom an Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

     (y) "Retirement" means termination of employment with the Company or any Subsidiary or Affiliate at or after age 65, or provision of services at or after age 65, under circumstances which the Administrator, in its sole discretion, deems equivalent to termination of employment with the Company or any Subsidiary or Affiliate

     (z) "Stock" means Common Stock, par value $1.00 per share, of the Company.

     (aa)   "Stock Appreciation Right" means a right granted under Section 5.

     (bb) "Stock Award" means an Award, other than a Stock Option or Stock Appreciation Right, made in restricted or non-restricted Stock or denominated in restricted or non-restricted shares of Stock.

     (cc)   "Stock Option" means an option granted under Section 4.

     (dd) "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as such term is defined in Section 424(f) of the Code) with respect to the Company.

     (ee) "Ten Percent Holder" means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

      In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

                                                                  EXHIBIT 23.01


                       CONSENT OF INDEPENDENT AUDITORS'


      We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No.333-65328) of Foodarama Supermarkets, Inc., of our report dated January 21, 2003 with respect to the consolidated financial statements and schedules of Foodarama Supermarkets, Inc. as of November 2, 2002 and November 3, 2001 and for each of the three years in the period ended November 2, 2002, which report is included in Foodarama's Annual Report on Form 10-K for the year ended November 2, 2002, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading "Experts" in the prospectus included in the above-referenced Registration Statement.


                                           /s/ AMPER, POLITZINER & MATTIA, P.C.


Edison, New Jersey
September 4, 2003